Exhibit 3.4

BY-LAWS

MASONITE CORPORATION

(Formerly Permalastic Products Incorporated)

PERMALASTIC PRODUCTS INCORPORATED MERGED INTO MASONITE CORPORATION MAY 3, 1984.

BY-LAWS

PERMALASTIC PRODUCTS INCORPORATED
(Formerly Durabond Products Company)

NAME OF DURABOND PRODUCTS COMPANY CHANGED TO PERMALASTIC

PRODUCTS INCORPORATED EFFECTIVE NOVEMBER 3, 1975.

ARTICLE I

OFFICES

Section 1.               The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.               The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               All meetings of the stockholders for the election of directors shall be held in the City of Chicago, State of Illinois, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               The annual meeting of the stockholders shall be held on such day and at such time as may be fixed by the board of directors, for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.  If the election of directors shall not be held on the date designated for such annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 3.               Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.               The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.               Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.               Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.               Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.               The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.               When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10.             Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.             Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.               The number of directors which shall constitute the whole board shall be twelve, or such number as may be determined from time to time by resolution of the board of directors, but in no event fewer than three.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

Section 2.               Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.               The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by .the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETING OF THE BOARD OF DIRECTORS

Section 4.               The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.               The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.               Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.               Special meetings of the board may be called by the president on five days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of not less than one-third (1/3rd) of the directors then in office.  Neither the business to be transacted at, nor the purpose of, any special meeting need be stated in the notice or waiver of notice of such meeting.

Section 8.               At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.               Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.             Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11.             The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12.             Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 13.             Directors as such shall not receive any salary for their services, except that each director not otherwise employed by the corporation, or an affiliated corporation, may be paid his expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, as the board of directors may from. time to time determine by resolution.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees not otherwise employed by the corporation or an affiliated corporation, may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 14.             Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1.               Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram.

Section 2.               Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS AND AGENTS

Section 1.               Elective Officers.  The elective officers of the corporation may be a Chairman of the board, a President (one of whom shall be designated the Chief Executive officer), such number of Vice Presidents as the board of directors may determine (one or more of whom may be designated Executive Vice President or Group or Senior Vice President), a Secretary, and a Treasurer.  The same person may be elected both Chairman of the board and President and any one person may hold any number of said offices except that the offices of President and Secretary shall not be held by the same person.  Additional officers may from time to time be appointed by the board of directors.

Section 2.               Election, Term of Office, and Eligibility.  The elective officers of the corporation shall be elected annually by the board of directors at its annual meeting or at a special meeting held in lieu thereof.  Each officer, except such officers as may be appointed in accordance with provisions of Section 3, shall hold office until his successor shall have been duly chosen and qualified or until his death, resignation, or removal.  The Chief Executive Officer shall be and remain a member of the board of directors.  None of the other officers need be members of the board and the Chairman of the board need not be an employee of the corporation.

Section 3.               Subordinate Officers.  The board of directors may appoint such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Controller, Assistant Controllers, and other officers, and such agents as the board may determine, to hold office for such period, and with such authority and to perform such duties as the board may from time to time determine by resolution.  The board may, by specific resolution, empower the Chief Executive officer or the Executive Committee to appoint any such subordinate officers or agents.

Section 4.               Removal.  The Chairman of the board, the President, any Vice President, the Secretary, and/or Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors then in office.  Any subordinate officer appointed pursuant to Section 3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered so to do by resolution of the board.

Section 5.               Resignations.  Any officer may resign at any time by giving written notice to the board of directors or to the Chief Executive officer or Secretary of the corporation.  Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.               Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the same manner as that in which such officer was initially elected or appointed.

Section 7.               Chairman of the Board, President.  The Chairman of the board or the President shall be designated by the board as the Chief Executive Officer of the corporation.  He shall have general charge and oversight of its business and affairs and shall discharge all other duties imposed upon him by law, by these by-laws, by the board of directors or the Executive Committee.  The Chairman of the board shall preside at all meetings of the board of directors and of the Executive Committee.  The Chief Executive Officer may appoint such subordinate officials and representatives as he may deem necessary and may at any time remove any official or representative so appointed.  The Chief Executive officer shall determine the duties and powers of such officials and representatives.

If the Chairman of the board is designated the Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to him by the board of directors.

In the event of the absence or disability of the designated Chief Executive Officer, the other of either the chairman of the board or the President, as the case may be, shall perform the duties of the Chief Executive Officer.

Section 8.               The Vice Presidents.  The Executive, Group, Senior, or other Vice Presidents shall perform such duties as from time to time may be assigned to them by the board of directors or by the Chief Executive officer.

Section 9.               The Secretary.  The Secretary shall: (a) keep the minutes of the meetings of the stockholders and of the board of directors in books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or impressed or reproduced on all stock certificates prior to their issue, and on all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) have charge of the stock record books of the corporation and keep or cause to be kept the stock record and transfer books in such a manner as to show at any time the number of shares of each class of the capital stock of the corporation issued and outstanding, the names and addresses of the holders of record thereof, and the number of shares held by each; and exhibit or cause to be exhibited at all reasonable times to any officer or director, upon application, the original or duplicate stock ledger; (e) see that the books, reports, statements, certificates, and all other documents and records required by law are properly made, kept, and filed; (f) perform the duties provided for by Section 4 of Article II of the by-laws; (g) in general, perform all duties incident to the office of Secretary and such other duties as are provided by these by-laws and as from time to time are assigned to him by the board of directors or by the President.

Section 10.             The Assistant Secretaries.  If one or more assistant secretaries shall be appointed pursuant to the provisions of this Article respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 11.             The Treasurer.  The Treasurer shall:  (a) receive, have charge and custody of, and be responsible for, all funds of, and securities owned or held by the corporation, and in connection therewith, among other things; keep or cause to be kept full and accurate records and accounts of receipts and disbursements in books belonging to the corporation; deposit or cause to be deposited to the credit of the corporation, all monies, funds, and securities so received in such bank or other depository as shall be designated from time to time by the board of directors; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized and take or cause to be taken proper vouchers for such disbursements; (b) render to the board of directors at any meeting thereof, or from time to time whenever the board of directors or the Chief Executive Officer may require, an account of all transactions as Treasurer and an account of the financial condition of the corporation, and render or cause to be rendered a full financial report at the annual meeting of the stockholders, if called upon so to do; (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the President.

Section 12.             The Assistant Treasurers.  If one or more Assistant Treasurers shall be appointed pursuant to the provisions of this Article respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers), shall perform all the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

Section 13.             The Controller.  The Controller shall (a) have supervision of the account books of the corporation and its subsidiary and affiliate corporations, see that the system of keeping such account books is maintained and that no change is made in them without his consent or the consent of the board of directors or President; (b) keep in his department a complete set of records of all business transactions of the corporation pertaining to accounts and, when requested, furnish the board of directors or President with a statement of the earnings and expenses of the corporation, or any subsidiary or affiliated corporation for any given time; (c) render such assistance and advice as the President or board of directors may desire concerning the books, accounts and systems of financial transactions of the corporation; (d) in case of a default coming to his knowledge at any time, at once notify the President and the board of directors; and (e) in addition, perform such other duties as may be assigned to him by the board of directors or by the President.

Section 14.             The Assistant Controller.  If one or more Assistant Controller shall be appointed pursuant to the provisions of this Article respecting subordinate officers, then, at the request of the Controller, or in his absence or disability, the Assistant Controller designated by the Controller (or in the absence of such designation, then any one of such Assistant Controllers), shall perform all the duties of the Controller and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Controller.

Section 15.             Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 16.             Bonds.  If the board of directors shall so require, the Treasurer, and any Assistant Treasurer and/or any other officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as, the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 17.             Delegation of Duties.  In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the board, the board of directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director, provided that such delegation shall be by a majority vote of the total number of directors as at the time specified by these by-laws.

ARTICLE VI

DIVISIONS AND DIVISIONAL OFFICERS

Section 1.               Establishment of Divisions.  The Chief Executive Officer may cause the business and operations of the corporation to be divided into one or more divisions, based upon product manufactured, geographical territory, character and type of operations, operation units, or upon such other basis as the Chief Executive officer may from time to time determine to be advisable.  Such divisions may operate under division or tradenames approved from such purpose and in such other manner as may be authorized by the Chief Executive Officer.

Section 2.               Divisional Officers.  The Chief Executive Officer of the corporation may appoint such officers for each division with such titles (such as President, Vice President, Secretary, Treasurer, Assistant Secretaries, and Assistant Treasurer of such division) as may from time to time be deemed appropriate, and shall have authority to fix the salaries of such divisional officers.  Divisional officers shall have such authority with respect to the affairs of their respective divisions as officers with like titles generally have with respect to the affairs of an independent corporation or as may from time to time be assigned by the Chief Executive Officer.

With respect to the affairs of each division and in the regular course of its business, the officers of such division may sign contracts and other documents in the name of the division; provided, however, that in no case shall the officer or any one division have authority to bind another division of the corporation or to bind the corporation except as to the business and affairs of the division of which he is an officer.

All divisional officers shall be subject to removal with or without cause at any time by the Chief Executive Officer.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1.               Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors or the President or a vice President and the Treasurer or an Assistant Treasurer, or the Secretary

or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.               Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.               The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4.               Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5.               In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.               The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1.               Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.               Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive or abolish any such reserve in the manner in which it was to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.               The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 4.               All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5.               The fiscal year of the corporation be fixed by resolution of the board of directors.

SEAL

Section 6.               The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors.  If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation (i) shall indemnify every person who is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the corporation or is or was serving at the corporation’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the General Corporation Law of the State of Delaware as the same (or any substitute therefor) may be in effect from time to time, provided that the reference to “stockholders” in subsection (d) (3) of Section 145 shall require action by a-quorum of disinterested directors of the sole stockholder.

Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this Article X may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.